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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of CIT Group Inc. (which also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of CIT Group Inc. (No. 333-92258)) of our reports, one of which is dated
October 18, 2001 (predecessor) and the other of which is dated October 18, 2001, except as to reacquisition of international subsidiaries described in Note 1, which is as of February 11, 2002 (successor), relating to the consolidated financial statements of CIT Group Inc. (formerly Tyco Capital Corporation), both of which appear in the Current Report on Form 8-K of CIT Group Inc. dated July 10, 2002. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 12, 2002